EXHIBIT 24

O-I GLASS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints Darrow A. Abrahams as his or her true and lawful attorney-in-fact and agent with all power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2025 of O-I Glass, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date set opposite his or her name.

HIDDEN_ROW
Signature	Title	Date

/s/ Gordan J. Hardie Gordon J. Hardie	President and Chief Executive Officer (Principal Executive Officer) and Director	February 12, 2026

/s/ John A. Haudrich John A. Haudrich	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	February 12, 2026

/s/ John Humphrey John Humphrey	Chairman of the Board	February 12, 2026

/s/ Samuel R. Chapin Samuel R. Chapin	Director	February 12, 2026

/s/ David V. Clark, II David V. Clark, II	Director	February 12, 2026

/s/ Eugenio Garza y Garza Eugenio Garza y Garza	Director	February 12, 2026

/s/ Iain J. Mackay Iain J. Mackay	Director	February 12, 2026

/s/ Hari N. Nair Hari N. Nair	Director	February 12, 2026

/s/ Cheri Phyfer Cheri Phyfer	Director	February 12, 2026

/s/ Catherine I. Slater Catherine I. Slater	Director	February 12, 2026

/s/ Carol A. Williams Carol A. Williams	Director	February 12, 2026